Form 4 Joint Filer Information

Name:  Bedford Oak Advisors, LLC
Address:  177 West Putnam Avenue, Greenwich, Connecticut 06830
Designated Filer:  Harvey P. Eisen
Issuer & Ticker Symbol:  Wright Investors’ Service Holdings, Inc. (WISH)
Date of Event Requiring Statement:  October 6, 2016